UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

HUBEI MINKANG PHARMACEUTICAL LTD.
(Exact name of registrant as specified in its charter)

Commission File Number 333-137460

Nevada	26-2410685
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2808 Cowan Circle
Las Vegas, NV  89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (866) 446-1869

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 20, 2010, we completed a merger with our subsidiary, Hubei Minkang Pharmaceutical Ltd., a Nevada corporation.  As a result, we have changed our name from “Nexgen Petroleum Corp.” to “Hubei Minkang Pharmaceutical Ltd.”  We change the  name of our company to better reflect the intended direction and business of our company.

In addition, effective October 20, 2010, we effected a one (1) for eight (8) reverse stock split of our authorized, issued and outstanding common stock.  As a result, our authorized capital has decreased from 1,350,000,000 shares of common stock with par value of $0.001 per share and 10,000,000 shares of preferred stock with par value of $0.001 per share to 168,750,000 shares of common stock with par value of $0.001 per share and 10,000,000 shares of preferred stock with par value of $0.001 per share, and correspondingly our issued and outstanding capital has decreased from 64,765,941 shares of common stock to 8,095,742 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and reverse stock split became effective with FINRA’s Over-the-Counter Bulletin Board at the opening for trading on October 21, 2010 under the new stock symbol “HBMKD”.  The “D” on our symbol will be removed after 20 business days upon which our symbol will be “HBMK”.  Our new CUSIP number is 44352W 101.

Item 8.01. Other Information

On October 18, 2010, we entered into a letter of intent (“LOI”) with HBMK Limited (“HBMK”), a BVI corporation, whereby HBMK and us intend to complete a Purchase Agreement (the “Definitive Agreement”), where we will acquire 100% of the issued and outstanding shares of capital stock of HBMK (the “HBMK Shares”) in exchange for 28,000,000 shares of our common stock (the “Exchange Shares”), on the terms and subject to the conditions set out in the Definitive Agreement to be entered into between us and HBMK (the “Proposed Transaction”).

Concurrent with the closing of the Proposed Transaction with the shareholders of HBMK, we agree not to have more than $50,000 in outstanding liabilities and to dispose of our oil and gas assets.

The shares of our common stock to be issued to the shareholders of HBMK in the Proposed Transaction will be issued pursuant to an exemption from registration requirements and will be subject to a statutory hold period.

Either us or HBMK may terminate the LOI if the parties fail to enter into a Definitive Agreement on or before November 15, 2010, unless extended by mutual agreement of the parties in writing for a maximum of 14 days per extension.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                           Description of Exhibit

3.1	Articles of Merger filed with the Secretary of State of Nevada on September 29, 2010, and which is effective October 20, 2010.

3.2	Certificate of Change filed with the Secretary of State of Nevada on September 29, 2010, and which is effective October 20, 2010.

99.1	News Release dated October 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 27, 2010

HUBEI MINKANG PHARMACEUTICAL LTD.

By:	/s/ Hsien Loong Wong
Name:	Hsien Loong Wong
Title:	President and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number

3.1	Articles of Merger filed with the Secretary of State of Nevada on September 29, 2010, and which is effective October 20, 2010.	6

3.2	Certificate of Change filed with the Secretary of State of Nevada on September 29, 2010, and which is effective October 20, 2010.	23

99.1	News Release dated October 21, 2010.	24